EXHIBIT 32.1
CERTIFICATION PURSUANT TO SECTION 1350 OF CHAPTER 63 OF TITLE 18 OF THE UNITED STATES CODE
     I, Michael K. Farrell, certify that (i) MetLife Insurance Company of Connecticut’s Annual Report on Form 10-K for the year ended December 31, 2008 (the “Form 10-K”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and (ii) the information contained in the Form 10-K fairly presents, in all material respects, the financial condition and results of operations of MetLife Insurance Company of Connecticut.
Date: March 26, 2009

/s/ Michael K. Farrell
Michael K. Farrell
President

     A signed original of this written statement required by Section 906 has been provided to MetLife Insurance Company of Connecticut and will be retained by MetLife Insurance Company of Connecticut and furnished to the Securities and Exchange Commission or its staff upon request.